EXHIBIT 10.18

                                LICENSE AGREEMENT

AGREEMENT made this 6th day of May, 1998, by and between Rodolph Chase and Raymond Chase, (herein referred to as LICENSOR) and Safe Alternatives Corporation of America, Inc., a Florida corporation with its principal place of business in Ridgefield, Connecticut (herein referred to as LICENSEE) acting herein by Richard J. Fricke, its President.

WHEREAS, LICENSOR has exclusive patented rights to an alternative refrigeration cooling and air purification system as shown in U.S. Patent Number 5,144,816 (hereafter referred to as the PRODUCT); and

WHEREAS, LICENSEE is in the business of the commercial exploitation of environmentally friendly products; and

WHEREAS, LICENSOR is desirous of licensing the world-wide exclusive marketing rights to the PRODUCT to license; and

WHEREAS, LICENSEE is desirous of obtaining said license.

NOW, THEREFORE, it is agreed as follows:

1. LICENSOR agrees to grant to license the exclusive world-wide manufacturing and marketing rights for the PRODUCT as described in United States Patent Number 5,144,816. This AGREEMENT and all rights conferred hereunder shall expire and be of no further force and affect ten (10) years from the date hereof.

2. LICENSEE agreed to pay LICENSOR a minimum royalty of $2,500.00 per month, which entitled LICENSOR to 300 units royalty free during any one year. Any sales in excess of 300 units per annum shall entitle the LICENSOR to a royalty of $100.00 per unit sold. Said payments for additional units sold shall be made no later than 30 days after invoice, and/or delivery, whichever is sooner. In the event the LICENSOR neglects or fails to make any payments due hereinunder, LICENSEE shall, in writing, notify LICENSEE of default. In the default is not cured within 60 days, this license shall be deemed null and void and LICENSEE shall have no further rights to manufacture and sell any of the PRODUCT with the exception of any units already manufactured for which LICENSOR shall receive $100.00 per unit when sold and for which payment has been received, but in no event later than 30 days after delivery or invoice, whichever is sooner.

3. LICENSEE shall pay to the LICENSOR the first year's minimum royalty of $30,000.00 by cash or certified check on the day this LICENSE AGREEMENT is executed by the parties.

4. LICENSOR hereby represents the following:

(a) The PRODUCT is patented under a United States Patent, a copy of which is attached hereto.

(b) LICENSOR or its principals know of no other patent which is similar to the patent of LICENSOR and that LICENSOR'S patent does not infringe and will not infringe on any other United States Patent.

(c) The PRODUCT is approved and listed by Underwriter's Laboratory and N.S.F. for the purpose for which it's used.

(d) There currently exist a minimum of 200 installed units of the PRODUCT. All of said units are in good working order and functionary for the purpose for which they were installed. LICENSOR agrees to give LICENSEE all names, addresses and all information the LICENSOR possesses. Said customers shall become customers of LICENSEE for all purposes.

(e) LICENSOR is the sole owner of the patent and manufacturing rights for the PRODUCT, subject, however, to any claims legitimate or not legitimate of Clement Royer which the LICENSEE agrees to assume and save the LICENSOR harmless therefrom.

5. LICENSEE agrees to maintain complete records in accordance with generally accepted principals which accurately reflect the activities of LICENSEE under this AGREEMENT as are pertinent to an accurate calculation of continuing royalties. LICENSOR shall have the right, as its own expense, to have the records maintained by LICENSEE hereunder inspected by a firm of certified public accountants for the purpose of verifying the amount of continuing royalties due and payable hereunder, but such rights of inspection shall be limited to no more than two inspections per calendar year, and all information provided or obtained by such certified public accountant, except the total amount of continuing royalties accruing in each calendar quarter, shall be held by them in strict confidence including as to LICENSOR.

6. LICENSOR represents to LICENSEE that a U.S. Patent exists covering this technology. LICENSOR and LICENSEE agree that it is important to this AGREEMENT that the LICENSOR Patent Rights be maintained.

7. The performance by the parties of their respective obligations under this AGREEMENT shall be suspended for such period of time as they are prevented from performing such obligations by reason of acts of God, fire, flood, explosion, insurrection, riot, enemy attach, malicious mischief, order of the court or other governmental authority, inability secure or delay in securing rights of way, privileges, franchises, permits, and other events reasonably beyond the control of the party subject thereto.

8. All notices required or permitted to be given pursuant to this AGREEMENT shall be in writing and shall be deemed adequately given if delivered in person or sent by Registered or Certified Mail, Return Receipt Requested.

9. This AGREEMENT shall be governed by and construed in accordance with the laws of the State of Vermont.

10. This AGREEMENT represents the complete agreement of the parties with respect to the subject matter hereof, and all prior agreements and negotiations are merged herein. This

AGREEMENT may be amended or changed only by a written document purporting to do so and signed by both parties.

11. If it shall at any time appear that any right or obligation provided in this AGREEMENT is contrary to any law, treaty or regulation of a government to which any party is subject, such right or obligation shall be deemed annulled, or shall be modified to the extent required to comply with such law, treaty or regulation.

12. This AGREEMENT is being executed in duplicate original form, each of which shall serve and function as an original agreement for all purposes.

IN WITNESS WHEREOF, the undersigned have set their hands and seals this 6th day of May, 1998.

IN PRESENCE OF:                               SAFE ALTERNATIVES CORPORATION
                                              OF AMERICA, INC.

                                              By /s/ Richard J. Fricke
-------------------------------               -------------------------------
Witness to ALL signatures                     Richard J. Fricke



-------------------------------
Witness to ALL signatures

                                              /s/ Rodolph Chase
                                              -------------------------------
                                              Rodolph Chase, Individually


                                              /s/ Raymond Chase
                                              -------------------------------
                                              Raymond Chase, Individually